EXHIBIT 21.1

                         Subsidiaries of the Registrant

-     Image Sciences, Inc.
      Texas
      100% owned

-     FormMaker Software, Inc.
      Georgia
      100% owned

-     EZPower Systems, Inc.
      Delaware
      100% owned

-     Maitland Software, Inc.
      Maine
      100% owned

-     DocuCorp Europe Ltd
      London, England
      100% owned